UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported: April 2, 2009)

North American Galvanizing & Coatings, Inc.

(Exact name of registrant as specified in charter)

Delaware	1-3920	71-0268502
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5314 South Yale Avenue,  Suite 1000, Tulsa, Oklahoma 74135

(Address of principal executive offices)              (Zip Code)

(Registrant's telephone number, including area code): (918) 494-0964

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03 – Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

As of April 2, 2009, the holders of a majority of the outstanding shares of common stock of North American Galvanizing & Coatings, Inc. (the “Company”) provided written consent approving an amendment to the Company’s Restated Certificate of Incorporation, as amended, pursuant to the Company’s consent solicitation authorized by the Company’s Board of Directors.  Through the written consent, the holders of a majority of the outstanding shares of the Company’s common stock approved an increase in the number of authorized shares of the Company’s common stock from 18,000,000 shares to 25,000,000 shares.

Only stockholders who owned shares of the Company’s common stock, as of the close of business on February 27, 2009, were eligible to provide their written consent.

The Company filed a Certificate of Amendment of the Restated Certificate of Incorporation, as amended, with the Secretary of State of Delaware on April 2, 2009, which provides that the aggregate number of shares of the Company’s common stock which the Company shall have authority to issue is 25,000,000 shares.

ITEM 8.01 – Other Information

As of April 2, 2009, the holders of a majority of the outstanding shares of the Company’s common stock consented to an amendment to the Company’s Restated Certificate of Incorporation, as amended, as described in Item 5.03 above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

North American Galvanizing & Coatings, Inc.

Date: April 3, 2009	By:	/s/ Beth B. Hood
Beth B. Hood
Vice President and Chief Financial Officer